DNP SELECT INCOME FUND INC. SUBSCRIPTION CERTIFICATE

Investor ID Number

THIS SUBSCRIPTION CERTIFICATE, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS SUBSCRIPTION CERTIFICATE IS COMPLETED.

DNP Select Income Fund Inc. ("the Fund") is issuing transferable rights (each, a "Right") to its shareholders of record as of 5:00 p.m., New York City time on August 23, 2012 (the "Record Date") entitling the holders of those Rights to subscribe (the "Rights Offering") for shares of the Fund's common stock (each, a "Share"). Such shareholders will receive 1 Right for each Share owned on the Record Date. A Rights holder may purchase 1 new Share for every 8 Rights held (the "Primary Subscription") at an estimated subscription price of $X.XX per Share. For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated XXXX XX, 2012 (the "Prospectus"), which is incorporated herein by reference. Copies of the Prospectus are available upon request from the information agent, Georgeson, Inc. (see below). You are encouraged to contact Georgeson, Inc. if you have any questions about the Rights Offering.

I hereby irrevocably subscribe for the number of Shares indicated on this certificate upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged. If the box on Line 4 is checked, I hereby authorize the sale of the number of Shares indicated on this certificate upon the terms and conditions specified in the Prospectus relating thereto.

Please complete the back if you would like to transfer ownership or request special mailing.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER ❻ ON THE REVERSE SIDE.

SEE INSTRUCTIONS ON THE REVERSE SIDE

❷ ☐ PRIMARY SUBSCRIPTION SHARES TO SUBSCRIBE ____ WHOLE SHARES

❸ ☐ OVER-SUBSCRIPTION FOR SHARES ____ WHOLE SHARES

❹ ☐ RIGHTS OFFERED FOR SALE ____ WHOLE SHARES

ENCLOSED IS MY CHECK FOR $ ____________

❶ *Signature:* This form **must** be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X ____________ | ________ | ____________

Signature of Shareholder | Date | Daytime Telephone #

X ____________ | ________ | ____________

Signature of Shareholder | Date | Daytime Telephone #

❺

SUBSCRIPTION CERTIFICATE NUMBER

CUSIP NUMBER

PRIMARY SHARES TO SUBSCRIBE

RIGHTS

RECORD DATE SHARES

DNP SELECT INCOME FUND INC.
SUBSCRIPTION FOR RIGHTS OFFERING
XXXX XX, 2012

A. Number of Shares subscribed for through the Primary Subscription (not to exceed one Share for every XX Rights held): ____________ Shares

B. Number of Shares subscribed for through the Over-Subscription Privilege (Only available if the Primary Subscription Rights are exercised in full): ____________ Shares

C. Total Subscription Price (sum lines A and B multiplied by $XX.XX, the estimated Subscription Price): $ ____________

D. Method of Payment, check (1) or (2):

☐ (1) Certified or Cashier's check or money order payable to Computershare (acting on behalf of Computershare Trust Company, N.A.) or

☐ (2) Personal check payable to Computershare. **If your funds do not clear your bank before 5:00 p.m., New York City time on September 21, 2012, your request for Shares will not be accepted.**

INFORMATION AGENT

Georgeson

199 Water Street, 26th Floor
New York, NY 10038

Banks and Brokers Call: (212) 440-9800

All Others Toll Free: 800-676-0194

SUBSCRIPTION TO PURCHASE SHARES OF DNP SELECT INCOME FUND INC.
RETURN TO: COMPUTERSHARE

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:

Computershare
Attn: Corporate Action Dept.
P.O. Box 3301
South Hackensack, NJ 07606

By Overnight Courier or By Hand

Computershare
Attn: Corporate Action Dept., 27th Floor
480 Washington Boulevard
Jersey City, NJ 07310

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 21, 2012 (UNLESS EXTENDED) AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

6 **SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service**
Payer's Request for Taxpayer Identification Number (TIN)

PART 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER ("TIN") IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

► **FILL IN** the space below.

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), **and**
2. I am not subject to backup withholding because: **(a)** I am exempt from backup withholding, or **(b)** I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or **(c)** the IRS has notified me that I am no longer subject to backup withholding, **and**
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

EXEMPT PAYEE ☐

Please check appropriate box:

Individual/sole proprietor ☐

C Corporation ☐ S Corporation ☐

Partnership ☐ Trust/estate ☐

☐ Limited liability company. Enter the tax classification (C=C Corporation, S=S Corporation, P=Partnership)

► ____________________
Enter appropriate tax classification here

☐ Other ► ____________________
See enclosed Instructions

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN.

Signature ______________________________ Date ______________

Rev. January 2011

7 **Special Transfer Instructions and Signature Guarantee Medallion**

If you want your **DNP Select Income Fund Inc.** Rights to be transferred or issued in **another name**, fill in this section with the information for the new account name. You must also complete the Transfer Reason box below in Instruction 7.

______________________________ ______________________________
Name (Please Print First, Middle & Last Name) (Title of Officer Signing this Guarantee)

______________________________ ______________________________
Address (Number and Street) (Name of Guarantor - Please Print)

______________________________ ______________________________
(City, State & Zip Code) (Address of Guarantor Firm)

______________________________ ______________________________
(Tax Identification Number)

The Number of Rights transferred: ______________________________

8 **Special Mailing Instructions**

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.
Mail Share(s) and refund check(s) to:

____
Name (Please Print First, Middle & Last Name)

____
Address (Number and Street)

____

____
(City, State & Zip Code)

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.

1 Sign and date Box 1 and include your day time phone number.

2 Place an ☒ in the box and fill in the number of whole Shares you wish to subscribe for under the Primary Subscription.

3 Place an ☒ in the box and fill in the number of whole Shares you wish to over subscribe for under the Over-Subscription Privilege. (Only available if Primary Subscription Rights are fully exercised).

4 Place an ☒ in the box and fill in the number of rights you wish to offer for sale.

5 Rights card and calculation section for determining your Primary/Over-Subscription Privileges.

6 **PLEASE SIGN IN BOX 6 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER** if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 6 and sign to certify. Please note that Computershare may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. **To avoid back up withholding, you are required to fully and accurately complete the Substitute Form W-9. For additional instructions, please see the** *"Important Tax Information"* **document. Note: You are required to check the appropriate box for your status (Individual/Sole proprietor, Corporation, etc.) to avoid withholding.** If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

7 If you want your Rights to be transferred or issued in another name, fill in Box 7 above. Signature(s) in Box 7 above must be medallion guaranteed. **To complete your transfer request you must also indicate below a Transfer Reason by executing the Transfer Reason box below.**

Transfer Reason[1] - *Check only one*: All transfers will be assumed to be Gifts if no reason is provided. If we receive documentation (e.g., death certificate) indicating that the registered shareowner is deceased, the transfer reason will default to Death.

☐ Gift	Date of Gift[2]:	___/___/___	(Gift applies to certificates only)
☐ Private Sale	Date of Sale[3]:	___/___/___	Value per Share: USD_________. ___ ___
☐ Death	Date of Death[3]:	___/___/___	Value per Share[4]: USD_________. ___ ___
☐ None of the above[5]:	______________________________		(Please specify)

[1] You may wish to consult with your tax advisor on the definition and tax implications for each type of transfer.
[2] If not provided, gift date for certificates will default to the date that the transfer is processed. For book entry shares, the gift date will always be the date that the transfer is processed.
[3] Date of Sale/Death will default to the date that the transfer is processed unless provided. For transfers due to death, date of death will default to the date indicated in the documents (e.g., death certificate) received with the transfer instructions, if any.
[4] Required to determine cost basis to be applied per beneficiary.
[5] Existing cost basis of shares will be carried over to the new account.

8 Fill in Box 8 if, mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON September 21, 2012 (UNLESS EXTENDED) AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.